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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our reports dated February 28, 1997, except for the Note Q, as to which the date is April 14, 1997 and March 7, 1997, except for Note L, as to which the date is April 14, 1997 with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., and Huxley Envelope Corporation, respectively, for the year ended December 31, 1996, which reports appear in this Current Report on Form 8-K of U.S. Office Products Company.

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-1083 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our reports dated March 6, 1996 and March 4, 1996 with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., and Huxley Envelope Corporation, respectively, for the years ended December 31, 1995 and December 31, 1994, which reports appear in the Current Report on Form 8-K of U.S. Office Products Company.



/s/ Hertz, Herson & Company, LLP
--------------------------------
HERTZ, HERSON & COMPANY, LLP
New York, New York
November 18, 1997.